Exhibit 1.01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CONFLICT MINERALS REPORT OF

THOR INDUSTRIES, INC.

IN ACCORDANCE WITH RULE 13p-1

UNDER THE SECURITIES EXCHANGE ACT OF 1934

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

W. Todd Woelfer Senior Vice President, General Counsel and Corporate Secretary	(574) 970-7460
(Name and telephone number, including area code, of the person to contact in connection with this report.)

I.	Introduction

This is the Conflict Minerals1 Report (the “Report”) of Thor Industries, Inc. (“Thor”, the “Company”, “we”, “us”, or “our”) prepared for calendar year 2014 in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in the Rule and Form SD and the reader is referred to those sources and to Release No. 34-67716 (August 22, 2012) of the Act for such definitions.

Thor, through its operating subsidiaries, manufactures a wide range of towable and motorized recreational vehicles that are sold to independent dealers primarily in the United States and Canada. For calendar year 2014, our operating subsidiaries include Airstream, Inc., Bison Horse Trailers, LLC dba Bison Coach, DS Corp. dba CrossRoads RV, Heartland Recreational Vehicles, LLC, KZRV, L.P., Keystone RV Company, Thor Livin’ Lite, Inc. dba Livin’ Lite RV, Inc., and Thor Motor Coach, Inc. As Thor acquired K.Z., Inc., parent company of KZRV, L.P., on May 1, 2014 (the “Acquisition Date”), this Report only includes KZRV, L.P.’s activities subsequent to the Acquisition Date. For the purpose of this Report, any reference to products manufactured by or suppliers of Thor shall include those products manufactured by and suppliers of Thor’s operating subsidiaries.

Thor’s marketplace is not dominated by publicly traded entities and, as such, is relatively unsophisticated in matters involving rules issued by the Securities and Exchange Commission. This reality of our supply chain offered additional challenges to the implementation of Thor’s Conflict Minerals program.

In accordance with the Rule, Thor undertook efforts to determine whether the necessary Conflict Minerals in our products were sourced from the DRC or a Covered Country. We designed our efforts in conformity with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements.

Thor’s efforts also utilized multi-industry initiatives with the smelters and refiners of minerals who may provide those minerals to companies in Thor’s supply chain. Thor, as a purchaser of component parts, is many steps removed from the mining of Conflict Minerals; Thor does not purchase raw ore or unrefined Conflict Minerals, and does no purchasing directly in the Covered Countries.

The statements below are based on the due diligence activities performed to date and in good faith by Thor and are based on the infrastructure and information available at the time of this filing.  There are factors that could affect the accuracy of these statements, which factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

II.	Design of Due Diligence Measures

Thor designed its overall Conflict Minerals program based on the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold.

Thor’s implementation of the five-step framework consists of the following overarching steps, which are discussed in further detail in Section III.

Step 1:	Establish strong company management systems

1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country.

2 OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing.

http://www.oecd.org/corporate/mne/GuidanceEdition2.pdf

Step 2:	Identify and assess risks in the supply chain
Step 3:	Design and implement a strategy to respond to identified risks
Step 4:	Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5:	Report annually on supply chain due diligence

III.	Due Diligence Measures Performed by Thor

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.

Step 1:	Establish strong company management systems

a.	Conflict Minerals Policy – Thor adopted and implemented a Conflict Minerals Policy. It is periodically reviewed and will be updated, if necessary.
b.	Conflict Minerals Team – We gathered a Conflict Minerals team consisting of Legal, Finance (including Purchasing), and Information Technology members with decision-making authority to manage the data collection, review, and reporting processes.
c.	Education – Thor educated key members of its subsidiaries as well as numerous vendors about the Rule’s requirements.
d.	Engagement – Thor engaged Conflict Minerals subject matter experts to assist with the due diligence and reporting process.

Step 2:	Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

a.	Identify Products in Scope – We worked closely with our subsidiaries to identify direct vendors and suppliers (our “Vendors”) that provide products potentially containing Conflict Minerals to such subsidiaries.
b.	Conduct Reasonable Country of Origin Inquiry (“RCOI”)
i.	Thor contracted with iPoint’s Conflict Minerals Platform (“iPoint”) to automatically collect and manage Conflict Minerals declarations as a way to increase the number and completeness of the Vendors’ responses.
ii.	We processed the Vendor contact information and products lists provided to Thor by each subsidiary on a monthly or quarterly basis, as applicable, and input such information into iPoint’s database (the “iPoint Database”) for the purpose of tracking the Vendors, the Vendors’ products, our contact efforts with each Vendor, and the Vendors’ responses.
iii.	We contacted Vendors by mail to determine an appropriate contact name and e-mail address to which to send our Conflict Mineral requests and added such contact information into the iPoint Database. We followed up with Vendors multiple times when we failed to receive a response to our request for contact information.
iv.	Through iPoint, we requested that Vendors create an account with iPoint’s online portal, which is provided free to our Vendors for the Basic platform, and input information concerning the applicable Vendor’s products and the conflict status of the minerals contained in such products. For those Vendors that chose not to create an account with iPoint, we requested that such Vendors complete and return a Conflict Minerals Reporting Template (“CMRT”) available from the Conflict-Free Sourcing Initiative (“CFSI”) website.
v.	We directed our Vendors to pass our request up the supply chain if the Vendor is not the manufacturer of the underlying product.
vi.	For those Vendors that chose not to create an account with iPoint, we verified the completeness and reasonableness of the returned CMRTs and then uploaded those CMRTs into the iPoint platform for tracking and reporting.
vii.	For those Vendors that chose to create an account with iPoint, we verified the completeness and reasonableness of their responses through the iPoint platform.
viii.	In both cases, we followed up with Vendors when we failed to receive a completed or reasonable response.
ix.	We dedicated a substantial amount of time to answering Vendors’ questions concerning Conflict Minerals, including, but not limited to, questions related to Thor’s reporting requirement, the definition of Conflict Minerals, and the proper completion of the CMRT or iPoint request, as applicable.

ix.	We ran and analyzed reports from iPoint to enable us to track Vendor responses and response rates.
c.	Identify Smelters/Processors – Thor collected a list of smelters/processors that are in its subsidiaries’ supply chains by utilizing the iPoint reporting capabilities and other industry recognized methods/systems.

Step 3:	Design and implement a strategy to respond to identified risks

As part of the risk mitigation process, the iPoint platform compares the smelters/processors collected from Vendors to the conflict-free smelter lists published by the CFSI.

Step 4:	Carry out independent third-party audit of smelter/refiner's due diligence practices

Thor is relying on the iPoint platform and CFSI’s published lists to verify the conflict-free status of smelters/processors that source from Covered Countries.

Step 5:	Report annually on supply chain due diligence

Thor’s Conflict Minerals Policy is available to the public on our website, http://ir.thorindustries.com. In addition, Thor’s Conflict Minerals Report has been filed with the SEC and is available on our website, http://ir.thorindustries.com.

IV.	Product Determination

On the basis of the measures described above, Thor has determined that all of our products manufactured as of December 31, 2014 are considered to be DRC conflict undeterminable. The Company is making this determination because it does not have sufficient information from its Vendors or other sources at this time to conclude otherwise.

V.	Product Description

As noted above, Thor’s operating subsidiaries manufacture towable and motorized recreational vehicles. Our subsidiaries’ manufacturing processes mainly consist of the assembly of units and utilize products that may include, but are not limited to, electronics, electronic components, chassis, upholstery, flooring products, wood and wood-based products, adhesives, paint, mirrors, glass, plastic, fiberglass, plumbing components, heating and cooling components, furniture, aluminum, steel, extruded polystyrene, appliances, and other similar products.

Processing Facilities – Based on our due diligence process and the information received from our Vendors, the following facilities may have been used to process Conflict Minerals used in our products.

SMELTERS OR REFINERS CURRENTLY IDENTIFIED AS CONFLICT-FREE

This list contains identified conflict-free smelters/refiners reported by Thor’s Vendors using the Conflict Minerals Reporting Template (up to and including version 3.02) collected through April 29, 2015. The identified smelters/refiners have been confirmed as smelter/refiners by the CFSI as of March 30, 2015.

Metal	Name	Country	Smelter ID
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Aurubis AG	GERMANY	CID000113
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Dowa	JAPAN	CID000401
Gold	Heimerle + Meule GmbH	GERMANY	CID000694

Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Johnson Matthey Inc	UNITED STATES	CID000920
Gold	Johnson Matthey Ltd	CANADA	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd	JAPAN	CID000981
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Nihon Material Co. LTD	JAPAN	CID001259
Gold	Ohio Precious Metals, LLC	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd	JAPAN	CID001938
Gold	Umicore Brasil Ltda	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp	UNITED STATES	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex	UNITED STATES	CID001891
Tantalum	Ulba	KAZAKHSTAN	CID001969
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CID002307
Tantalum	Zhuzhou Cement Carbide	CHINA	CID002232
Tin	Alpha	UNITED STATES	CID000292
Tin	CV United Smelting	INDONESIA	CID000315
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	OMSA	BOLIVIA	CID001337
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Tambang Timah	INDONESIA	CID001477
Tin	PT Timah (Persero), Tbk	INDONESIA	CID001482
Tin	Thaisarco	THAILAND	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

SMELTERS AND REFINERS NOT CURRENTLY IDENTIFIED AS CONFLICT-FREE

This list contains identified smelters/refiners not currently listed as conflict-free, reported by Thor’s Vendors using the Conflict Minerals Reporting Template (up to and including version 3.02) collected through April 29, 2015. The identified smelters/refiners have been confirmed as smelter/refiners by the CFSI as of March 30, 2015.

Metal	Name	Country	Smelter ID
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019
Gold	Aktyubinsk	RUSSIAN FEDERATION	CID000028
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Asaka Riken Co Ltd	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189
Gold	China National Gold Group Corporation	CHINA	CID000242
Gold	Chugai Mining	JAPAN	CID000264
Gold	Colt Refining	UNITED STATES	CID000288
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328
Gold	DaeryongENC	KOREA, REPUBLIC OF	CID000333
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359
Gold	Doduco	GERMANY	CID000362
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	CID000522
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Company Limited	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929

Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CID000988
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	CID001093
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CID001152
Gold	Met-Mex Peñoles, S.A.	MEXICO	CID001161
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox SA	SWITZERLAND	CID001498
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Schone Edelmetaal	NETHERLANDS	CID001573
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100
Gold	Yokohama Metal Co Ltd	JAPAN	CID002129
Gold	Yunnan Copper Industry Co Ltd	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co. Ltd	CHINA	CID002243
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Global Advanced Metals	UNITED STATES	CID000564

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Group	GERMANY	CID000654
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	CID000973
Tantalum	Plansee	AUSTRIA	CID001368
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634
Tantalum	Tantalite Resources	SOUTH AFRICA	CID001879
Tin	China Rare Metal Materials Company	CHINA	CID000244
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278
Tin	Cooper Santa	BRAZIL	CID000295
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV JusTindo	INDONESIA	CID000307
Tin	CV Makmur Jaya	INDONESIA	CID000308
Tin	CV Nurjanah	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Zi-Li	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760
Tin	Jiangxi Nanshan	CHINA	CID000864
Tin	Linwu Xianggui Smelter Co	CHINA	CID001063
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tin	Metallo Chimique	BELGIUM	CID001143
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	CID001179
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Putra Karya	INDONESIA	CID001412
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT HP Metals Indonesia	INDONESIA	CID001445
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Koba Tin	INDONESIA	CID001449
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin investment	INDONESIA	CID001466
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Supra Sukses Trinusa	INDONESIA	CID001476
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Yinchendo Mining Industry	INDONESIA	CID001494
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais, Ltda.	BRAZIL	CID001758
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	HC Starck GmbH	GERMANY	CID000683
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	CID002236

V.	Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our Vendors. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our Vendors and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a Vendor whose due diligence needs improvement, we intend to continue the trade relationship while that Vendor improves its compliance program. We expect our Vendors to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to those above, the Company will undertake the following steps during the next compliance period to improve the due diligence conducted and to further mitigate the risk that the necessary Conflict Minerals do not benefit armed groups, including:

•	Review and enhance the reporting platform as necessary to improve Vendors’ ability to accurately and completely respond.
•	Seek improvement in our own internal vendor identification to allow for increased proficiency in the inquiry and reporting process.
•	Consider the implementation of all feasible recommendations issued through an outside consultant with experience and expertise related to the Conflict Minerals rules and requirements.
•	Continue to create an internal database of products known to or believed to contain minerals that are possibly from conflict smelters to allow for further diligence on the suppliers of such products, if necessary.

VI.	Independent Private Sector Audit

Not required for calendar year 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: June 1, 2015	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Corporate Secretary